Centrue Financial Corporation Announces 2011 Third Quarter Results

ST. LOUIS, MO -- (Marketwire - November 10, 2011) - Centrue Financial Corporation (OTCQB: TRUE) (PINKSHEETS: TRUE)

Third Quarter 2011 Highlights

  Third quarter of 2011 net loss was $4.7 million, compared to a $2.4 million net loss for the second quarter of 2011 and a $16.4 million net loss in the third quarter of 2010.
  The third quarter 2011 net interest margin equaled 3.14%, representing increases of 1 basis points from 3.13% recorded in the second quarter of 2011 and 45 basis points from 2.69% reported the third quarter of 2010.
  Nonperforming loans declined $3.9 million, or 7.5%, from second quarter 2011 and $47.1 million, or 49.5%, from September 30, 2010.

Centrue Financial Corporation (the "Company" or "Centrue") (OTCQB: TRUE) (PINKSHEETS: TRUE), parent company of Centrue Bank, reported a third quarter net loss of $4.7 million, or $0.87 per common diluted share, compared to a net loss of $2.4 million, or $0.48 per common diluted share in the second quarter of 2011 and a net loss of $16.4 million, or $2.79 per common diluted share for the third quarter in 2010. For the first nine months of 2011, the Company reported a net loss of $10.6 million, or $2.01 per common diluted share, as compared to a net loss of $26.6 million, or $4.64 per common diluted share, for the same period in 2010.

"While we continue to make progress on reducing our problem assets, we recognize that reigniting our revenue stream is key in transitioning back to sustainable profitability," remarked President & CEO Kurt R. Stevenson. "A renewed emphasis on prudently growing top line revenue will be paramount as we continue to focus on developing and strengthening our relationships with customers. While there is no quick fix, an enhanced commitment to relationship banking, coupled with ongoing expense controls, is the quickest and most effective path to meaningful and lasting improvements in our financial results."

Securities

Total securities equaled $245.2 million at September 30, 2011, representing an increase of $14.9 million, or 6.5%, from June 30, 2011 and an increase of $15.3 million, or 6.7%, from year-end 2010. The net increase from year-end 2010 was largely related to enhancing the Company's liquidity position through reinvesting dollars from the loan portfolio into more marketable security instruments thereby enhancing secondary liquidity. During the third quarter of 2011, the Company evaluated its security portfolio and recorded no other-than-temporary impairment charges.

Loans

Total loans equaled $620.5 million, representing decreases of $40.4 million, or 6.1%, from June 30, 2011 and $101.4 million, or 14.0%, from year-end 2010. The net decrease from year-end 2010 was related to a combination of normal attrition, pay-downs, loan charge-offs, transfers to other real estate owned ("OREO"), and strategic initiatives to reduce balance sheet risk. Due to economic conditions, we have also experienced a decrease in loan demand as many borrowers continue to reduce their debt.

Funding and Liquidity

Total deposits equaled $862.1 million, representing decreases of $3.9 million, or 0.5%, from June 30, 2011 and $69.0 million, or 7.4%, from year-end 2010. The net decrease from year-end 2010 was largely related to strategic initiatives to reduce higher costing time deposits, brokered time deposits, and collateralized local public agency deposits.

Due to continued uncertainty in the financial markets, liquidity strategies are conservatively postured in an effort to mitigate adverse pressure on liquidity levels. The Bank's overall liquidity position remained relatively unchanged during the third quarter of 2011 largely due to a reduction in the loan portfolio, net of gross charge-offs and transfers to OREO.

Credit Quality

The key credit quality metrics are as follows:

  The allowance for loan losses to total loans was 3.76% at September 30, 2011, compared to 4.37% at December 31, 2010 and 5.67% at September 30, 2010. Management evaluates the sufficiency of the allowance for loan losses based on the combined total of specific allocations, historical loss and qualitative components and believes that the allowance for loan losses represented probable incurred credit losses inherent in the loan portfolio at September 30, 2011.
  The provision for loan losses for the third quarter of 2011 was $2.4 million, a decrease from $3.3 million recorded in the second quarter of 2011 and $7.3 million recorded in the third quarter of 2010. The decline in the third quarter of 2011 provision level was driven by:
    lowering levels of nonperforming loans and less new credits that migrated to nonperforming status;
    current quarter charge-offs decreased significantly from the prior quarter;
    declining trend in past due loans;
    some stabilization of collateral values.
  Net loan charge-offs for the third quarter of 2011 were $3.4 million, or 0.54% of average loans, compared with $8.0 million, or 1.16% of average loans, for the second quarter of 2011 and $6.2 million, or 0.80% of average loans, for the third quarter of 2010. Loan charge-offs during the third quarter of 2011 were largely influenced by the credit performance of the Company's land development, construction and commercial real estate portfolio. These charge-offs reflect management's continuing efforts to align the carrying value of these assets with the value of underlying collateral based upon more aggressive disposition strategies and recognizing falling property values. Because these loans are collateralized by real estate, losses occur more frequently when property values are declining and borrowers are losing equity in the underlying collateral. Management believes we are recognizing losses in our portfolio through provisions and charge-offs as credit developments warrant.
  Nonperforming loans (nonaccrual, 90 days past due and troubled debt restructures) decreased to $48.0 million at September 30, 2011, from $51.9 million at June 30, 2011 and $70.0 million at December 31, 2010. The $3.9 million decrease from the second quarter of 2011 to the third quarter of 2011 was mainly due to the charge-off of nonaccrual loans and the transfer of the property securing the credits into OREO. The $48.0 million recorded at September 30, 2011 included $40.7 million in nonaccrual loans and $7.3 million in troubled debt restructures. The level of nonperforming loans to end of period loans was 7.73% at September 30, 2011, compared to 7.86% at June 30, 2011 and 9.70% at December 31, 2010.
  The coverage ratio (allowance for loan losses to nonperforming loans) was 48.59% at September 30, 2011, compared to 46.92% at June 30, 2011 and 45.02% at December 31, 2010.
  Other real estate owned ("OREO") decreased to $32.9 million at September 30, 2011, from $35.6 million at June 30, 2011 and $25.6 million at December 31, 2010. In the third quarter of 2011, management converted collateral securing problem loans to properties ready for disposition in the net amount of $4.3 million. Third quarter additions were offset by $2.5 million in dispositions and $4.5 million in additional valuation adjustments, reflective of existing market conditions and more aggressive disposition strategies. Management periodically reviews the carrying value of other real estate owned. Any write-downs of the properties subsequent to acquisition, as well as gains or losses on disposition and income or expense from the operations of other real estate owned, are recognized in operating results in the period they are realized.
  Nonperforming assets (nonaccrual, 90 days past due, troubled debt restructures and OREO) decreased to $80.9 million at September 30, 2011, from $87.5 million at June 30, 2011 and $95.6 million at December 31, 2010. The ratio of nonperforming assets to total assets was 8.02% at September 30, 2011, 8.56% at June 30, 2011 and 8.65% at December 31, 2010.

Net Interest Margin

The net interest margin was 3.14% for the third quarter of 2011, representing increases of 1 basis point from 3.13% recorded in the second quarter of 2011 and 45 basis points from 2.69% reported in the third quarter of 2010. The net interest margin for Centrue Bank was 3.31% for the third quarter of 2011, representing increases of 2 basis points from 3.29% recorded in the second quarter of 2011 and 49 basis points from 2.82% reported in the third quarter of 2010. The increase in the third quarter 2011 net interest margin, as compared to the same period in 2010, was primarily due to increased utilization of interest rate floors on a majority of variable rate loans and a reduction in the Company's cost of interest-bearing liabilities due to maturity of higher rate time deposits and the decline in market interest rates. These factors were partially offset by the cost of retaining surplus liquidity, average loan volume decline, the cost of carrying higher balances of nonaccrual loans and the impact of nonaccrual loan interest reversals.

Noninterest Income and Expense

Noninterest income totaled $2.6 million for the three months ended September 30, 2011, compared to $3.4 million for the same period in 2010. Excluding credit impairment charges on CDO securities and gains related to the sale of OREO and other assets from both periods, noninterest income decreased $0.2 million or 7.1%. This $0.2 million decrease was primarily due to a decrease of $0.3 million in mortgage banking income, which included a $0.1 million impairment charge on the mortgage servicing rights asset.

Total noninterest expense totaled $12.4 million for the third quarter of 2011, compared to $9.3 million for the same period in 2010. Excluding OREO valuation adjustments taken in both periods, noninterest expense levels decreased by $1.0 million, or 11.2%. This $1.0 million decline in expenses was spread over various categories, including salaries and employee benefits, furniture and equipment, marketing, supplies and printing, FDIC insurance, loan processing and collection costs, and amortization expense.

Capital Management

As reflected in the following table, both the Company and unit Centrue Bank were considered "adequately-capitalized" under regulatory defined capital ratios as of September 30, 2011 and December 31, 2010, except for the Company's Tier 1 leverage ratio which was 3.7%; 4.0% is the threshold for "adequately-capitalized":

                                 Centrue
                                Financial       Centrue Bank
                            ----------------  ----------------
                                                                Adequately-
                            Sep 30,  Dec 31,  Sep 30,  Dec 31,  Capitalized
                              2011     2010     2011     2010    Thresholds
                            -------  -------  -------  -------  -----------
Carrying amounts
 ($millions):
   Total risk-based capital $  62.0  $  76.5  $  68.4  $  78.2
   Tier 1 risk-based
    capital                 $  37.5  $  58.0  $  59.3  $  67.8

Capital ratios:
   Total risk-based capital     8.5%     9.4%     9.5%     9.7%         8.0%
   Tier 1 risk-based
    capital                     5.2%     7.1%     8.3%     8.4%         4.0%
   Tier 1 leverage ratio        3.7%     5.1%     5.9%     6.0%         4.0%

Total regulatory capital ratios decreased since year-end 2010 as a result of net operating losses for the first nine months of 2011.

About the Company

Centrue Financial Corporation is a regional financial services company headquartered in St. Louis, Missouri and devotes special attention to personal service. The Company serves a market area which extends from the far western and southern suburbs of the Chicago metropolitan area across Central Illinois down to the metropolitan St. Louis area.

Further information about the Company is available at its website at http://www.centrue.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934 as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by the use of words such as "believe," "expect," "intend," "anticipate," "estimate," or "project" or similar expressions. The Company's ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and the subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory changes; monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan or securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company's market areas; the Company's implementation of new technologies; the Company's ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Accompanying Financial Statements and Tables
Accompanying this press release is the following unaudited financial information:

  Unaudited Highlights
  Unaudited Consolidated Balance Sheets
  Unaudited Consolidated Statements of Income
  Unaudited Selected Quarterly Consolidated Financial Data

Centrue Financial Corporation
Unaudited Highlights
(In Thousands, Except Per Share Data)

                            Three Months Ended        Nine Months Ended
                              September 30,             September 30,
                         -----------------------   -----------------------
                            2011         2010         2011         2010
                         ----------   ----------   ----------   ----------
Operating Highlights

  Net income (loss)      $   (4,748)  $  (16,403)  $  (10,630)  $  (26,588)
  Return on average
   total assets               (1.85)%      (5.36)%      (1.34)%      (2.81)%
  Return on average
   stockholders' equity      (50.99)      (64.59)      (36.33)      (33.78)
  Net interest margin          3.14         2.69         3.12         2.79
  Efficiency ratio            78.00        82.62        80.98        82.89

Per Share Data

  Diluted earnings
   (loss) per common
   share                 $    (0.87)  $    (2.79)  $    (2.01)  $    (4.64)
  Book value per common
   share                 $    (0.03)  $     8.97   $    (0.03)  $     8.97
  Tangible book value
   per common share      $    (0.94)  $     5.26   $    (0.94)  $     5.26
  Diluted weighted
   average common
   shares outstanding     6,048,405    6,046,075    6,048,405    6,044,153
  Period end common
   shares outstanding     6,048,405    6,048,405    6,048,405    6,048,405

Stock Performance Data

  Market price:
    Quarter-end          $     0.35   $     1.66   $     0.35   $     1.66
      High               $     0.60   $     2.15   $     1.18   $     4.18
      Low                $     0.22   $     1.21   $     0.22   $     1.21
  Period end price to
   book value                    NM        18.51%          NM        18.51%
  Period end price to
   tangible book value           NM        31.56%          NM        31.56%

NM Not meaningful

Centrue Financial Corporation
Unaudited Consolidated Balance Sheets
(In Thousands)

                                               September 30,   December 31,
                                                    2011           2010
                                               -------------  -------------
ASSETS
  Cash and cash equivalents                    $      63,296  $      82,945
  Securities available-for-sale                      236,086        219,475
  Restricted securities                                9,150         10,470
  Loans                                              620,450        721,871
  Allowance for loan losses                          (23,314)       (31,511)
                                               -------------  -------------
    Net loans                                        597,136        690,360
  Bank-owned life insurance                           31,158         30,403
  Mortgage servicing rights                            2,151          2,425
  Premises and equipment, net                         24,526         25,687
  Other intangible assets, net                         5,504          6,293
  Other real estate owned                             32,912         25,564
  Other assets                                         7,034         11,540
                                               -------------  -------------

    Total assets                               $   1,008,953  $   1,105,162
                                               =============  =============

LIABILITIES AND STOCKHOLDERS' EQUITY
  Liabilities
    Deposits
      Non-interest-bearing                     $     111,263  $     118,667
      Interest-bearing                               750,854        812,438
                                               -------------  -------------
        Total deposits                               862,117        931,105
    Federal funds purchased and securities
     sold under agreements to repurchase              21,364         16,188
    Federal Home Loan Bank advances                   48,058         71,059
    Notes payable                                     10,533         10,623
    Series B mandatory redeemable preferred
     stock                                               268            268
    Subordinated debentures                           20,620         20,620
    Other liabilities                                 13,032         12,378
                                               -------------  -------------
      Total liabilities                              975,992      1,062,241

Stockholders' equity
  Series A convertible preferred stock                   500            500
  Series C cumulative perpetual preferred
   stock                                              31,274         30,810
  Common stock                                         7,454          7,454
  Surplus                                             74,776         74,721
  Retained earnings (accumulated deficit)            (59,456)       (46,861)
  Accumulated other comprehensive income
   (loss)                                                527         (1,589)
                                               -------------  -------------
                                                      55,075         65,035
  Treasury stock, at cost                            (22,114)       (22,114)
                                               -------------  -------------
    Total stockholders' equity                        32,961         42,921

      Total liabilities and stockholders'
       equity                                  $   1,008,953  $   1,105,162
                                               =============  =============

Centrue Financial Corporation
Unaudited Consolidated Statements of Income
(In Thousands, Except Per Share Data)

                                  Three Months Ended     Nine Months Ended
                                     September 30,         September 30,
                                 --------------------  --------------------
                                    2011       2010       2011       2010
                                 ---------  ---------  ---------  ---------
Interest income
  Loans                          $   8,297  $   9,856  $  26,414  $  31,877
  Securities
    Taxable                          1,047      1,377      3,132      4,723
    Exempt from federal income
     taxes                             158        247        550        783
  Federal funds sold and other          40         28        108         93
                                 ---------  ---------  ---------  ---------
    Total interest income            9,542     11,508     30,204     37,476

Interest expense
  Deposits                           1,937      3,416      6,637     11,836
  Federal funds purchased and
   securities sold under
   agreements to repurchase             11          7         32         37
  Federal Home Loan Bank
   advances                            347        573      1,114      1,733
  Series B mandatory redeemable
   preferred stock                       4          4         12         12
  Subordinated debentures              277        270        821        783
  Notes payable                         89         99        270        279
                                 ---------  ---------  ---------  ---------
    Total interest expense           2,665      4,369      8,886     14,680

Net interest income                  6,877      7,139     21,318     22,796
Provision for loan losses            2,400      7,250      9,900     24,150
                                 ---------  ---------  ---------  ---------
Net interest income (loss) after
 provision for loan losses           4,477       (111)    11,418     (1,354)

Noninterest income
  Service charges                    1,232      1,215      3,483      3,934
  Mortgage banking income              341        628      1,050      1,114
  Electronic banking services          552        516      1,644      1,528
  Bank-owned life insurance            256        261        755        773
  Securities gains, net                  -        899        379      1,913
  Total other-than-temporary
   impairment losses                     -       (569)      (499)    (4,153)
  Portion of loss recognized in
   other comprehensive income
   (before taxes)                        -         71          -        131
                                 ---------  ---------  ---------  ---------
    Net impairment on securities         -       (498)      (499)    (4,022)
  Gain (loss) on sale of OREO          (12)        24        (60)        34
  Gain (loss) on sale of other
   assets                              (16)       178         47      1,648
  Other income                         213        204        575        633
                                 ---------  ---------  ---------  ---------
                                     2,566      3,427      7,374      7,555
Noninterest expenses
  Salaries and employee benefits     3,505      3,547     10,598     11,019
  Occupancy, net                       712        647      2,136      2,378
  Furniture and equipment              407        642      1,267      1,685
  Marketing                             56         91        183        280
  Supplies and printing                 67        106        208        302
  Telephone                            229        194        637        567
  Data processing                      381        388      1,120      1,167
  FDIC insurance                       323        842      1,997      2,549
  Loan processing and collection
   costs                               495        675      1,597      1,789
  OREO valuation adjustment          4,473        378      5,770      2,365
  Amortization of intangible
   assets                              250        307        789        967
  Other expenses                     1,499      1,462      4,472      4,307
                                 ---------  ---------  ---------  ---------
                                    12,397      9,279     30,774     29,375

Income (loss) before income
 taxes                              (5,354)    (5,963)   (11,982)   (23,174)
Income tax expense (benefit)          (606)    10,440     (1,352)     3,414
                                 ---------  ---------  ---------  ---------
Net income (loss)                $  (4,748) $ (16,403) $ (10,630) $ (26,588)
Preferred stock dividends              505        484      1,500      1,435
                                 ---------  ---------  ---------  ---------
Net income (loss) for common
 stockholders                    $  (5,253) $ (16,887) $ (12,130) $ (28,023)
                                 =========  =========  =========  =========

Basic earnings (loss) per common
 share                           $   (0.87) $   (2.79) $   (2.01) $   (4.64)
                                 =========  =========  =========  =========
Diluted earnings (loss) per
 common share                    $   (0.87) $   (2.79) $   (2.01) $   (4.64)
                                 =========  =========  =========  =========

Centrue Financial Corporation
Unaudited Selected Quarterly Consolidated Financial Data
(In Thousands, Except Per Share Data)

                                    Quarters Ended
            --------------------------------------------------------------
              9/30/11      6/30/11      3/31/11     12/31/10     09/30/10
            ----------   ----------   ----------   ----------   ----------
Statement
 of Income
 Interest
  income    $    9,542   $   10,138   $   10,524   $   11,368   $   11,508
 Interest
  expense       (2,665)      (2,947)      (3,274)      (3,636)      (4,369)
            ----------   ----------   ----------   ----------   ----------
 Net interest
  income         6,877        7,191        7,250        7,732        7,139
 Provision
  for loan
  losses         2,400        3,250        4,250       10,450        7,250
            ----------   ----------   ----------   ----------   ----------
 Net interest
  income
  (loss)
  after
  provision
  for loan
  losses         4,477        3,941        3,000       (2,718)        (111)
 Noninterest
  income         2,566        2,684        2,124        3,263        3,427
 Noninterest
  expense       12,397        9,577        8,800       26,514        9,279
            ----------   ----------   ----------   ----------   ----------
 Income
  (loss)
  before
  income
  taxes         (5,354)      (2,952)      (3,676)     (25,969)      (5,963)
 Income tax
  expense
  (benefit)       (606)        (528)        (218)      13,246       10,440
            ----------   ----------   ----------   ----------   ----------
 Net income
  (loss)    $   (4,748)  $   (2,424)  $   (3,458)  $  (39,215)  $  (16,403)
            ==========   ==========   ==========   ==========   ==========
 Net income
  (loss)
  for common
  stock-
  holders   $   (5,253)  $   (2,925)  $   (3,952)  $  (39,704)  $  (16,887)
            ==========   ==========   ==========   ==========   ==========

Per Share
 Basic
  earnings
  (loss) per
  common
  share     $    (0.87)  $    (0.48)  $    (0.65)  $    (6.56)  $    (2.79)
 Diluted
  earnings
  (loss) per
  common
  share          (0.87)       (0.48)       (0.65)       (6.56)       (2.79)
 Cash
  dividends
  on common
  stock             NM           NM           NM           NM           NM
 Dividend
  payout
  ratio for
  common
  stock             NM           NM           NM           NM           NM
 Book value
  per
  common
  share     $    (0.03)  $     0.73   $     1.09   $     1.61   $     8.97
 Tangible
  book
  value per
  common
  share          (0.94)       (0.23)        0.10         0.57         5.26
 Basic
  weighted
  average
  common
  shares
  outstand-
  ing        6,048,405    6,048,405    6,048,405    6,048,405    6,046,075
 Diluted
  weighted
  average
  common
  shares
  outstand-
  ing        6,048,405    6,048,405    6,048,405    6,048,405    6,046,075
 Period-end
  common
  shares
  outstand-
  ing        6,048,405    6,048,405    6,048,405    6,048,405    6,048,405

Balance Sheet
 Securities $  245,236   $  230,317   $  244,923   $  229,945   $  282,226
 Loans         620,450      660,882      710,529      721,871      764,585
 Allowance
  for loan
  losses        23,314       24,358       29,089       31,511       43,390
 Assets      1,008,953    1,022,256    1,073,836    1,105,162    1,179,684
 Deposits      862,117      866,037      922,483      931,105      958,032
 Stockholders'
  equity        32,961       37,561       39,766       42,921       85,048

Earnings
 Performance
 Return on
  average
  total
  assets         (1.85)%      (0.92)%      (1.28)%     (13.54)%      (5.36)%
 Return on
  average
  stockholders'
  equity        (50.99)      (25.19)      (33.49)     (188.05)      (64.59)
 Net interest
  margin          3.14         3.13         3.09         3.07         2.69
 Efficiency
  ratio (1)      78.00        81.82        83.02        75.83        82.62

Asset
 Quality
 Nonperforming
  assets to
  total end
  of period
  assets          8.02%        8.56%        8.60%        8.65%       10.15%
 Nonperforming
  loans
  to total
  end of
  period
  loans           7.73         7.86         8.97         9.70        12.44
 Net loan
  charge-offs
  to total
  average
  loans           0.54         1.16         0.91         2.98         0.80
 Allowance
  for loan
  losses to
  total end
  of period
  loans           3.76         3.69         4.09         4.37         5.67
 Allowance
  for loan
  losses to
  nonperforming
  loans          48.59        46.92        45.64        45.02        45.63
 Nonperforming
  loans     $   47,982   $   51,915   $   63,731   $   69,990   $   95,096
 Nonperforming
  assets        80,894       87,533       92,312       95,554      119,791
 Net loan
  charge-offs    3,445        7,981        6,672       22,329        6,238

Capital
 Total
  risk-based
  capital
  ratio           8.51%        8.78%        8.99%        9.35%       10.20%
 Tier 1
  risk-based
  capital
  ratio           5.15         5.75         5.92         7.09         7.96
 Tier 1
  leverage
  ratio           3.70         4.23         4.17         5.08         5.75
-----------
(1) Calculated as noninterest expense less amortization of intangibles and expenses related to other real estate owned divided by the sum of net interest income before provisions for loan losses and total noninterest income excluding securities gains and losses and gains on sale of assets.

NM Not meaningful.

Contact:
Kurt R. Stevenson
President and
Chief Executive Officer
Centrue Financial Corporation
kurt.stevenson@centrue.com

Daniel R. Kadolph
Interim Chief Financial Officer
Centrue Financial Corporation
daniel.kadolph@centrue.com